UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2007, the BMC Software, Inc. (the "Company") Board of Directors (the "Board") elected Thomas J. Smach as a director of the Company effective June 1, 2007. Mr. Smach was also appointed by the Board to serve as a member of the Company's Audit Committee effective June 1, 2007. The Company issued a press release on April 30, 2007 announcing Mr. Smach's election to the Board. A copy of this press release is filed as an exhibit to this Current Report.

On April 25, 2007, John W. Barter III, a director of the Company, notified the Board that he will not stand for re-election at the Company's next annual meeting of stockholders to be held in August 2007. Mr. Barter will continue to serve as a director until such meeting. His decision to not stand for re-election to the Board is solely for personal reasons and time considerations and did not involve any disagreement with the Company, the Company's management or the Company's Board of Directors.

On April 24, 2007, the Board approved the following executive compensation matters related to the Company's named executive officers:
1. The Board approved an increase in base salary for Stephen B. Solcher, the Company's Senior Vice President, Chief Financial Officer and Treasurer from $400,000 to $430,000, effective May 1, 2007.
2. The Board approved the performance measures for fiscal 2008 for the Company's Short-Term Incentive Performance Award Program, a copy of which has previously been filed by the Company as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 2004 and is incorporated by reference herein. Target annual incentives as a percentage of base salary for the named executive officers are unchanged from the previous two years. For fiscal 2008, 70% of an individual executive's annual incentive will be based on whether and the extent to which the Company achieves quarterly and annual non-GAAP earnings per share targets established by the Board. The remaining 30% of an individual executive's annual incentive will be based on whether and the extent to which certain business unit measures established by the Board, which will vary by executive depending on their primary responsibilities, are achieved. The actual bonus payments under such awards may be less than or greater than the target amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved.
3. The Board established a cash bonus pool for the Company's executive officers and other eligible employees of up to an aggregate of $500,000 from which the Company's Chief Executive Officer, with the concurrence of the Chairman of the Compensation Committee, may award discretionary bonuses for individual performance.

In addition, the Company’s Board of Directors approved a modification to the calculation of non-GAAP earnings per share ("Non-GAAP EPS") for purposes of determining payouts under the Company’s fiscal 2007 executive compensation plan. Such modification excludes from Non-GAAP EPS expenses accrued by the Company in the fourth quarter of fiscal 2007 that relate to restructuring actions the Company expects to complete during fiscal 2008. Such modification would affect the fourth quarter and full year components of the fiscal 2007 executive compensation plan but not prior quarters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

April 30, 2007	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: Sr. Legal Counsel & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated April 30, 2007